Exhibit 99.1

Intec Pharma Provides Update on Novartis Feasibility and Option Agreement

Jerusalem (December 11, 2019) – Intec Pharma Ltd. (NASDAQ: NTEC) (“Intec” or “the Company”) today announces the termination of the Feasibility and Option agreement with Novartis for the development of a custom-designed Accordion Pill® (AP) for a proprietary Novartis compound, despite the AP having met the technical and pharmacokinetic (PK) clinical specifications set forth by Novartis. Novartis, following an internal and revised commercial strategic assessment, advised Intec that this program no longer meets Novartis’ mid to long-term strategic goals. Novartis agreed to pay Intec Pharma $1.5 million USD on conclusion of the program.

This project was originally announced in January 2018. Under the terms of the agreement, the drug and therapeutic area were not disclosed.

“While we are disappointed that Novartis is not moving forward with this AP, the technical and clinical work conducted as part of this program has added to our growing body of scientific knowledge relating to the Accordion Pill platform and has expanded our tool chest of drug-on-film technology,” stated Jeffrey A. Meckler, Vice Chairman and Chief Executive Officer of Intec Pharma. “We have enjoyed working with the Novartis team and, given their enhanced understanding of the advantages of our gastric retentive AP oral drug delivery technology, we are now looking to identify additional compounds in the Novartis portfolio that can benefit from the unique characteristics the AP platform.”

As previously announced, the Company is in the process of restructuring the clinical manufacturing planned to support this program in order to reduce costs.

About Intec Pharma Ltd.

Intec Pharma is a clinical-stage biopharmaceutical company focused on developing drugs based on its proprietary Accordion Pill platform technology. The Company’s Accordion Pill is an oral drug delivery system that is designed to improve the efficacy and safety of existing drugs and drugs in development by utilizing an efficient gastric retention and specific release mechanism. The Company’s product pipeline includes two product candidates in clinical trial stages: Accordion Pill Carbidopa/Levodopa, or AP-CD/LD, which is in late-stage development for the treatment of Parkinson’s disease symptoms in advanced Parkinson’s disease patients, and AP-cannabinoids, an Accordion Pill to deliver either or both of the primary cannabinoids contained in Cannabis sativa, cannabidiol (CBD) and tetrahydrocannabinol (THC) for various pain indications. In addition, the Company has a research collaboration with Merck & Co.

For more information, visit www.intecpharma.com. Intec Pharma routinely posts information that may be important to investors in the Investor Relations section of its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements about our expectations, beliefs and intentions. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. These forward-looking statements are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the following: our limited operating history and history of operating losses, our ability to continue as a going concern, our ability to obtain additional financing, our ability to successfully operate our business or execute our business plan, our ability to enter into collaborative, licensing, and other commercial relationships and on terms commercially reasonable to us, the timing and cost of our clinical trials, the completion and receiving favorable results in our clinical trials, our ability to obtain and maintain regulatory approval of our product candidates, our ability to protect and maintain our intellectual property and licensing arrangements, our ability to develop, manufacture and commercialize our product candidates, the risk of product liability claims, the availability of reimbursement, and the influence of extensive and costly government regulation and our ability to remain listed on the Nasdaq Capital Market. More detailed information about the risks and uncertainties affecting us is contained under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC on February 27, 2019, and in other filings that we have made and may make with the Securities and Exchange Commission in the future.

Intec Pharma Investor Contact:

Anne Marie Fields

VP-Corporate Communications & Investor Relations

646-200-8808

amf@intec-us.com

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